EXHIBIT 5.1
WHITE WHITE & VAN ETTEN PC
55 Cambridge Parkway
Cambridge, Massachusetts 02142
August 13, 2008
CytoCore, Inc.
414 North Orleans Street
Suite 510
Chicago, IL 60654
Gentlemen:
     We have assisted with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 3,115,500 shares of common stock, $.001 par value (the “Shares”), of CytoCore, Inc. (the “Company”), and 1,869,300 shares of Common Stock issuable upon the exercise of warrants (the “Warrant Shares”) held by the selling stockholders identified in the selling stockholder table included in the Registration Statement.
     We have examined the Certificate of Incorporation and the By-laws of the Company (each as amended to date) and have examined and relied on originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.
     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the authenticity of the originals of the latter documents.
     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable, and that the Warrant Shares have been duly and validly authorized and, when the exercise price of the warrants pursuant to which the Warrant Shares will be issued is paid, will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.
Very truly yours,
/s/ White White & Van Etten PC